Tidal Trust I 485BPOS

Exhibit 99(h)(xxiii)(1)

Tidal ETF Trust

June 2025

AMENDMENT TO

Schwab Rule 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment (“Amendment”) is made as of June 11, 2025, by and among Tidal ETF Trust (n/k/a Tidal Trust I), a statutory trust organized under the laws of the State of Delaware, (the “Acquiring Management Company”), on behalf of its series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund,” and collectively, the “Acquiring Funds”), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of its series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and, collectively, the “Acquired Funds”), as amended from time to time, and amends the Fund of Funds Investment Agreement between the parties, dated January 19, 2022 as amended thereafter (“Investment Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Investment Agreement.

WHEREAS, the parties wish to amend Schedule A to the Investment Agreement to add one series as an “Acquiring Fund” under the Investment Agreement; and

WHEREAS, Tidal ETF Trust was renamed Tidal Trust I effective as of June 2, 2025.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.          Schedule A to the Investment Agreement shall be deleted and replaced in its entirety with a new Schedule A as attached hereto.

2.          The parties desire to amend the Agreement to incorporate a change in the name of the Acquiring Management Company from “Tidal ETF Trust” to “Tidal Trust I.”

3.          Except as specifically set forth herein, all other provisions of the Investment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

Tidal ETF Trust

June 2025

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

Tidal Trust I, on behalf of its series listed on
Schedule A, Severally and Not Jointly

By:
Name:	Eric Falkeis
Title:	Chief Operating Officer

Schwab Strategic Trust, on behalf of its series listed on Schedule B, Severally and Not Jointly

By:

Name: Dana Smith

Title: Chief Financial Officer - Schwab Strategic Trust

Tidal ETF Trust

June 2025

SCHEDULE A

ATAC Credit Rotation ETF (JOJO)

ATAC US Rotation ETF (RORO)

ATAC Rotation Fund

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